                          SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:
/ /  Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Information Statement

                        AMERICAN CLASSIC VOYAGES CO.
              ------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):
/X/  No Fee required.
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          --------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange
           Act Rule 0-11:*

          --------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
                                                          --------------------

     5)   Total fee paid:
                         -----------------------------------------------------

/  / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:
                                 ---------------------------------------------

     2)   Form, Schedule or Registration Statement No:
                                                      ------------------------

     3)   Filing party:
                       -------------------------------------------------------
     4)   Date filed:
                     ---------------------------------------------------------



___________________________

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                          AMERICAN CLASSIC VOYAGES CO.
                           Two North Riverside Plaza
                                   Suite 200
                            Chicago, Illinois 60606
                                 (312) 258-1890

                             INFORMATION STATEMENT
                                  INTRODUCTION

     This information statement is being mailed or otherwise furnished to stockholders of American Classic Voyages Co., a Delaware corporation, in connection with a proposed action by written consent of the holders of a majority of our outstanding shares of common stock to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase our authorized capital stock to 45,000,000 shares from 25,000,000 shares, which will include an increase of our authorized shares of common stock, $.01 (one cent) par value per share, to 40,000,000 shares from 20,000,000 shares.

     Our board of directors believes that it is advisable and in our best interests to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs.

     We have filed a Registration Statement on Form S-3 with the Securities and Exchange Commission relating to a proposed public offering of up to 3,450,000 shares of common stock. Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the underwriter for the proposed offering. The amendment to increase the number of authorized shares of common stock is necessary to proceed with this proposed offering.

     We expect the stockholder action approving the amendment to become effective on or about March 31, 1999. Our board of directors has fixed the close of business on March 4, 1999 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. The approval of the amendment will require the written consent of the holders of a majority of the outstanding shares of our common stock. As of March 4, 1999, there were 14,321,009 outstanding shares of our common stock and approximately 626 holders of record of our common stock. No meeting of the shareholders is being held in connection with the approval of the amendment and no proxies or consents are being solicited in connection with this information statement.

            This information statement is being sent to shareholders
                           on or about March 8, 1999

                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

            The date of this information statement is March 8, 1999

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this Information Statement]

                      INCREASE IN AUTHORIZED CAPITAL STOCK

     On February 22, 1999, our board of directors approved, declared it advisable and in our best interests and directed that there be submitted to the holders of a majority of our outstanding shares of common stock for action by written consent the proposed amendment to Article Fourth of our certificate of incorporation to increase our authorized capital stock from 25,000,000 shares, to 45,000,000 shares. This amendment will include an increase in the authorized shares of common stock to 40,000,000 shares from 20,000,000 shares. The board of directors has fixed the close of business on March 4, 1999 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. As of March 4, 1999, 14,321,009 shares of common stock were outstanding and were held by 626 holders of record. Additionally, a total of approximately 3,230,787 additional shares of common stock were issuable pursuant to our 1992 Stock Option Plan, Executive Stock Option Plan and 1995 Employee Stock Purchase Plan.

     Our board of directors believes that it is advisable and in our best interests to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. The additional shares also will be available for issuance from time to time by us in the discretion of the board of directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing.

     We also have filed a Registration Statement on Form S-3 with the Securities and Exchange Commission relating to a proposed public offering of up to 3,450,000 shares of common stock. Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the underwriter of the proposed offering. Additional shares of common stock are required to be authorized pursuant to the amendment to enable us to proceed with this proposed offering.

VOTE REQUIRED

     The approval of the amendment will require the written consent of the holders of a majority of the outstanding shares of our common stock on the record date. The holders of a majority of our outstanding shares of common stock have agreed to consent to this amendment. We expect this amendment to become effective on or about March 31, 1999.

                           DESCRIPTION OF SECURITIES

     We currently are authorized to issue capital stock consisting of 20,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. No shares of preferred stock currently are issued and outstanding.

COMMON STOCK

     Subject to any preferences established in connection with the issuance of preferred stock, holders of our common stock are entitled to such dividends if, when and as declared by the board of directors out of funds legally available therefor. We are not currently paying dividends on our common stock.

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of holders of common stock. The shares of common stock do not have cumulative voting rights. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting. In the case of certain fundamental matters (such as amendments to our certificate of incorporation and certain mergers and reorganizations), and in the case of actions take by written consent, Delaware law and our Amended and Restated By-Laws require the affirmative vote of holders of a majority of the stock entitled to vote. Equity Group Investments, Inc., as the parent company of the holders of more than 50% of all of our shares of common stock outstanding, may, if it chooses to do so, authorize such fundamental changes and elect all of the members of our board of directors who will control our future direction and operations, including decisions regarding the issuance of securities, dividends, acquisitions and the sale of our company. See "Security Ownership of Certain Beneficial Owners."

     Upon our liquidation or dissolution, after satisfaction of any liquidation preferences of outstanding preferred stock, holders of common stock are entitled to receive, pro rata in accordance with their full liquidation interests, all assets remaining available for distribution to stockholders.

     Holders of the common stock have no preemptive rights. All outstanding shares of common stock are fully paid and nonassessable. We have appointed BankBoston, N.A. as transfer agent and registrar of the common stock.

PREFERRED STOCK

     The board of directors has the authority, without further stockholder approval, to issue 5,000,000 shares of preferred stock in one or more series from time to time, and to fix the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereof, to the extent not fixed in our certificate of incorporation. Because of the board of directors' authority to issue shares of preferred stock without further stockholder action, the voting power of the common stock could be adversely affected by the issuance of preferred stock with conversion rights or voting power. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company. We have no present plans to issue any shares of preferred stock.

SPECIAL CHARTER PROVISIONS

     In our certificate of incorporation, we have elected not to be subject to
Section 203 of the General Corporation Law of the State of Delaware. Section 203 sets forth certain conditions which must be fulfilled prior to business combinations with interested stockholders (as such term is defined in Section
203).

     In order to at all times comply with the terms of our U.S. government insured loans, our certificate of incorporation limits the aggregate number of shares of common stock that may be owned by persons or entities that are not U.S. citizens to 25%. Under this provision, no stockholder who is not a citizen of the U.S. may own or purchase common stock, which, when aggregated with all other shares of common stock owned by other persons or entities who are not U.S. citizens, would cause their ownership of the common stock, in the aggregate, to exceed 25% of the total common stock outstanding.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of December 31, 1998, certain information with respect to each person or entity who is known by our management to be the beneficial owner of more than 5% of our outstanding shares of common stock:

                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL
            NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNERSHIP(1)       PERCENT OF CLASS
            ------------------------------------                -----------------    ----------------
Samuel Zell, Ann Lurie Revocable Trust and Entities
Controlled by Samuel Zell and/or Ann Lurie(2)(3)(4)
  EGI Holdings, Inc.........................................        3,641,873
  EGIL Investments, Inc.....................................        3,641,874
  Samstock, L.L.C. .........................................           52,500
  Anda Partnership..........................................           52,500
  Samuel Zell...............................................          125,000
  Ann Lurie Revocable Trust.................................           17,000
     Total..................................................        7,530,747             52.9%
Two N. Riverside Plaza
Chicago, IL 60606

Wallace R. Weitz & Company(5)...............................        1,497,400             10.5%
1125 S. 103rd Street, Suite 600
Omaha, NE 68124-6008

-------------------------
(1) The number of shares of our common stock indicated as beneficially owned is reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities.

(2) The referenced entities or individuals are each the beneficial owner of the shares of common stock shown next to their name. EGI Holdings, Inc. ("Holdings") and EGIL Investments, Inc. ("Investments") are both Illinois corporations and wholly owned by Equity Group Investments, Inc., an Illinois corporation ("Equity"). The stockholders of Equity are trusts created for the benefit of Samuel Zell and his family and Ann Lurie and her family. The trustees or co-trustees of the trusts are Sheli Z. Rosenberg, Arthur A. Greenberg, Ann Lurie and Mark Slezak. Samstock, L.L.C., is a Delaware limited liability company and wholly owned by SZ Investments, L.L.C., a Delaware limited liability company. The sole managing member of SZ Investments, L.L.C. is a corporation whose sole stockholder is a trust of which Mr. Zell is the trustee and beneficiary; the non-managing members are two partnerships whose partners are trusts created for the benefit of Mr. Zell of which Mrs. Rosenberg and Mr. Greenberg are the trustees. Anda Partnership is a Nevada general partnership whose partners are trusts created for the benefit of Mrs. Lurie and her family of which Mrs. Lurie and Mr. Slezak are co-trustees.

    The above chart includes 5,000 stock units beneficially owned by Mr. Zell which convert to 5,000 shares of common stock at a time determined by Mr. Zell at the time of the grant. The chart also includes options to purchase 120,000 shares of common stock beneficially owned by Mr. Zell which are currently exercisable.

    Mr. Zell disclaims beneficial ownership of 3,641,874 shares beneficially owned by the subsidiaries of Equity; 52,500 shares beneficially owned by Anda Partnership and 17,000 shares beneficially owned by the Ann Lurie Revocable Trust. Mrs. Lurie disclaims beneficial ownership of 3,641,873 shares beneficially owned by the subsidiaries of Equity; 52,500 shares beneficially owned by Samstock, L.L.C.; 5,000 stock units beneficially owned by Mr. Zell; and options to purchase 120,000 shares beneficially owned by Mr. Zell.

(3) 3,603,000 of the shares owned by Holdings are held at four financial institutions as collateral for loans. Under the various loan agreements, the institutions cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default.

(4) 1,000,000 of the shares owned by Investments are held at a financial institution as collateral for a loan. Under the loan agreement, the institution cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default.

(5) According to a Schedule 13G dated February 10, 1999 filed with the SEC by Wallace R. Weitz & Company. The common stock reported herein is beneficially owned by Wallace R. Weitz & Company, a Nebraska corporation and a registered investment advisor.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following information is furnished as of December 31, 1998, with respect to the shares of our common stock beneficially owned by each of our directors, the chief executive officer and each of our four most highly compensated executive officers during 1998 and by all directors and executive officers as a group. Information concerning the directors and executive officers and their security holdings has been furnished by them to us.

                                                                     SHARES UPON
                                                   SHARES OF      EXERCISE OF STOCK
           NAME OF BENEFICIAL OWNER               COMMON STOCK       OPTIONS(1)        TOTAL(2)     PERCENT
           ------------------------               ------------    -----------------    --------     -------
Jordan B. Allen...............................            96            197,500          197,596      1.4%
Philip C. Calian..............................        15,282            517,180          532,462      3.6%
Townsend Carman...............................            --              4,999            4,999      *
Arthur A. Greenberg(3)(4).....................     7,411,247             40,645        7,451,892     52.2%
Jerry R. Jacob(3).............................        15,083             25,645           40,728      *
Emanuel L. Rouvelas(5)........................        14,500                 --           14,500      *
Mark Slezak(4)(5).............................     7,337,747                 --        7,337,747     51.5%
Joseph P. Sullivan(6).........................         4,400                 --            4,400      *
Russel Varvel.................................         1,123             49,000           50,123      *
Jeffrey N. Watanabe(7)........................         2,500                 --            2,500      *
J. Scott Young................................           360            156,666          157,026      1.1%
Samuel Zell(3)(4).............................     7,341,247            120,000        7,461,247     51.9%
All Directors and Executive Officers as a
  Group (13 persons)..........................     7,523,591          1,111,635        8,635,226     56.2%

-------------------------
 *  Less than 1%.
(1) Represents beneficial ownership of shares that may be acquired by the exercise of stock options which are currently exercisable or exercisable within 60 days of the date of this table.
(2) The amounts of the our common stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.
(3) Includes 5,000 stock units which convert to common stock (on a 1-for-1 basis) at the time determined at the date of grant. Holders of such stock units do not vote the shares.
(4) Includes 3,641,873 shares beneficially owned by Holdings and 3,641,874 shares beneficially owned by Investments. For Messrs. Zell and Greenberg, includes 52,500 shares beneficially owned by Samstock, L.L.C. For Mr. Slezak, includes 52,500 shares beneficially owned by Anda Partnership. See footnote (2) to Security Ownership of Certain Beneficial Owners for further information and disclaimer of ownership.
(5) Includes 1,500 stock units which convert to common stock (on a 1-for-1 basis) at the time determined at the date of grant. Holders of such stock units do not vote the shares.
(6) Includes 4,400 stock units which convert to common stock (on a 1-for-1 basis) at the time determined at the date of grant. Holders of such stock units do not vote the shares.
(7) Includes 1,000 shares beneficially owned by Mr. Watanabe through a self-directed pension plan and 1,500 stock units which convert to common stock (on a 1-for-1 basis) at the time determined at the date of grant. Holders of such stock units do not vote the shares.

                                          By Order of the Board of Directors

                                          /s/ Jordan B. Allen

                                          Jordan B. Allen
                                          Executive Vice President, General
                                          Counsel
                                          and Secretary
March 8, 1999
Chicago, Illinois
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